Exhibit 23.5

CONSENT OF VALUESCOPE, INC.

We hereby consent to the use in this Prospectus constituting a part of this Registration Statement on Form F-4 of our fairness opinion dated August 23, 2022, which is contained in that Prospectus.

/s/ ValueScope, Inc.

New York, New York
August 29, 2022